EXHIBIT 99

                    PRESS RELEASE OF ORITANI FINANCIAL CORP.

FOR IMMEDIATE RELEASE
January 19, 2007
For further information contact:
Kevin J. Lynch
President and Chief Executive Officer
Oritani Financial Corp.
(201) 664-5400

                             ORITANI FINANCIAL CORP.
                          ANNOUNCES QUARTERLY EARNINGS

Township of Washington, N.J., January 17, 2007 - Oritani Financial Corp. (the "Company"), the holding company for Oritani Savings Bank (the "Bank") reported net income of $2.5 million for the three months ended December 31, 2006, as compared to net income of $1.3 million for the corresponding 2005 period. The Company also reported net income of $4.4 million for the six months ended
December 31, 2006, as compared to net income of $3.9 million for the corresponding 2005 period.

The Company's results of operations for periods ended December 31, 2006 were positively impacted by several factors. One of the primary sources was the reinvestment of the proceeds received from the subscription stock offering. Such funds were invested in short term investments and the Company was able to realize a return that was slightly higher than the federal funds rate. The Company paid interest on these funds at the Bank's passbook rate of interest, and the difference between the interest earned and the interest paid increased results for the period. Earnings for the period also benefited from reduced costs for the Defined Benefit Pension Plan ("DB Plan"). As further described below, the Company recorded expenses of $1.1 million associated with the DB Plan over the quarter ended December 31, 2005, while no expense was necessary for the comparable 2006 period. Also positively impacting the increased 2006 earnings were a reduction in the provision for loan losses, as well as a loss on sale of securities that dampened results for the 2005 period.

As previously reported, the Company's initial public offering is expected to close on January 23, 2007 and the newly issued shares of common stock are expected to commence trading on the Nasdaq Global Market under the symbol "ORIT" on January 24, 2007. Accordingly, earnings per share calculations are not applicable to any of the above periods.

"We are understandably pleased with the December results" said Kevin J. Lynch , the Company's President and CEO. "However, we can not expect such strong income numbers to continue in the current interest rate environment. Our results were clearly boosted by the temporary deployment of the subscription proceeds. This action alone added $753,000 to our pre-tax income."

Comparison of Operating Results
-------------------------------

Interest Income

Total interest income increased by $2.9 million, or 22.8%, to $15.5 million for the three months ended December 31, 2006, from $12.6 million for the three months ended December 31, 2005. The largest increase was in interest on mortgage loans. Conversely, interest on most investment related captions decreased as the Company continued its previously described strategic plan of redeploying cash flows from investments into mortgage loans. Interest on mortgage loans increased by $2.0 million, or 22.5%, to $10.7 million for the three months ended December 31, 2006, from $8.8 million for the three months ended December 31, 2005. Interest on the investment related captions of securities held to maturity ("HTM"), securities available for sale ("AFS"), mortgage-backed securities ("MBS") HTM and MBS AFS decreased by $750,000, or 19.8%, to $3.0 million for the three months ended December 31, 2006, from $3.8 million for the three months ended December 31, 2005. Interest on federal funds sold and short term investments increased substantially as the funds from the stock offering subscription were deployed in short term investments. Interest on federal funds sold and short term investments increased to $1.7 million for the three months ended December 31, 2006, from $33,000 for the three months ended December 31, 2005.

For the six months ended December 31, 2006, total interest income increased by $4.2 million, or 16.7%, to $29.1 million, from $24.9 million for the six months ended December 31, 2005. The largest increase was in interest on mortgage loans while interest on most investment related categories decreased. Interest on mortgage loans increased by $4.3 million, or 25.6%, to $21.0 million for the six months ended December 31, 2006, from $16.7 million for the six months ended December 31, 2005. Interest on the captions of securities HTM, securities AFS, MBS HTM and MBS AFS decreased by $2.0 million, or 24.5%, to $6.2 million for the six months ended December 31, 2006, from $8.2 million for the six months ended December 31, 2005. Interest on federal funds sold and short term investments increased to $1.9 million for the six months ended December 31, 2006, from $57,000 for the six months ended December 31, 2005.

Interest Expense

Total interest expense increased by $2.7 million, or 47.6%, to $8.4 million for the three months ended December 31, 2006, from $5.7 million for the three months ended December 31, 2005. Interest expense was substantially affected by the current interest rate environment. Short term rates increased considerably over the periods and the Bank increased its rates on deposit products in order to attract customers as well as minimize outflows. In addition, the interest paid on the stock subscription proceeds is included within interest on deposits. Interest expense on these proceeds was computed at the Bank's passbook rate and totaled $247,000. Interest expense on deposits and stock subscription proceeds increased by $2.0 million, or 51.8%, to $6.0 million for the three months ended December 31, 2006, from $4.0 million for the three months ended December 31, 2005. Interest expense on borrowings was affected by the higher interest rate environment as well as an increase in the average balance. Interest expense on borrowings increased by $675,000, or 38.3%, to $2.4 million for the three months ended December 31, 2006, from $1.8 million for the three months ended December 31, 2005.

The same factors described for the three months period also affected the results for interest expense for the six month period. Total interest expense increased by $4.5 million, or 40.2%, to $15.7 million for the six months ended December 31, 2006, from $11.2 million for the six months ended December 31, 2005. Interest expense on deposits and stock subscription proceeds increased by $3.7 million, or 48.3%, to $11.2 million for the six months ended December 31, 2006, from $7.6 million for the six months ended December 31, 2005. Interest expense on borrowings increased by $839,000, or 23.3%, to $4.4 million for the six months ended December 31, 2006, from $3.6 million for the six months ended December 31, 2005.

Net Interest Income

Net interest income was negatively impacted by the current interest rate environment. Typically, the Company's interest income is influenced more by longer term interest rates while the Company's interest expense is influenced more by shorter term interest rates. The interest rate yield curve has remained inverted, meaning that short term market interest rates have been higher than long term rates. This unusual situation negatively effects the Company's ability to maximize the spread between the interest-earning assets and interest-bearing liabilities, which ultimately effects profitability. The Company has offset some of the effect of the inverted yield curve by redeploying the cash flows from its investment security and MBS portfolios into higher yielding loans. The effect of the inverted yield curve was further negated in 2006 due to the Company's ability to redeploy the funds from the subscription offering into short term investments and realize a positive spread as compared to the interest expense paid on these funds. Net interest income increased by $146,000, or 2.1%, to $7.0 million for the three months ended December 31, 2006, from $6.9 million for the three months ended December 31, 2005. Net interest income decreased by $337,000, or 2.5%, to $13.4 million for the six months ended December 31, 2006, from $13.8 million for the six months ended December 31, 2005.

Provision for Loan Losses

The Company recorded provisions for loan losses of $275,000 for the three months ended December 31, 2006 as compared to $500,000 for the three months ended December 31, 2005. There were no recoveries or charge-offs in either period. The Company's allowance for loan losses is analyzed quarterly and many factors are considered. The primary factor contributing to the decrease in the provision for loan losses between 2006 and 2005 was a decrease in loan growth over the periods. Loans, net increased $21.6 million during the three months ended December 31, 2006 and $47.7 million during the three months ended December 31, 2005. The Company recorded provisions for loan losses of $425,000 for the six months ended December 31, 2006 as compared to $800,000 for the six months ended December 31, 2005. There were no recoveries or charge-offs in either period. The primary factor for the decreased provision for loan losses in the six month period was a decrease in loan growth. Loans, net increased $45.5 million during the six months ended December 31, 2006 and $103.0 million during the six months ended December 31, 2005.

Other Income

Other income increased by $325,000, or 43.4%, to $1.1 million for the three months ended December 31, 2006, from $748,000 for the three months ended December 31, 2005. The primary reason for the increase was a $321,000 loss recognized on the sale of a security during the 2005 period, reducing other income for the 2005 period. Other income increased by $494,000, or 28.1%, to $2.3 million for the six months ended December 31, 2006, from $1.8 million for the six months ended December 31, 2005. The primary item affecting these results was the $321,000 loss recognized on the sale of a security during the 2005 period. The 2006 period was also positively impacted by the Company's investment in bank owned life insurance ("BOLI"). Income from BOLI increased by $76,000, or 18.7%, to $483,000 for the six months ended December 31, 2006, from $407,000 for the six months ended December 31, 2005. The Company had a higher average balance and received a higher return on the investment in the 2006 period. The combined results of real estate operations, net and income from investments in real estate joint ventures increased by $68,000, or 6.4%, to $1.1 million for the six months ended December 31, 2006. The income reported for our real estate operations is dependent upon on the operations of various properties and is subject to fluctuation.

Operating Expenses

Operating expenses decreased by $1.0 million, or 19.8%, to $4.0 million for the three months ended December 31, 2006, from $5.0 million for the three months ended December 31, 2005. The largest decrease occurred in the caption of compensation, payroll taxes and fringe benefits. Expenses for these items decreased by $760,000, or 21.8%, to $2.7 million for the three months ended December 31, 2006, from $3.5 million for the three months ended December 31, 2005. The change in this caption primarily pertained to costs associated with the Company's DB Plan. For the quarter ended December 31, 2005, the Company recorded expenses of $1.1 million associated with the DB Plan, while no expense was necessary for the comparable 2006 period. A preliminary review of the liabilities associated with the DB Plan as of December 31, 2006 determined that the plan was funded sufficiently to meet the present value of the projected benefit obligations and no current contribution was considered necessary. Office occupancy and equipment expense decreased by $141,000, or 26.3%, to $395,000 for the three months ended December 31, 2006, from $536,000 for the three months ended December 31, 2005. This decrease was primarily due to decreased real estate tax expense, as well as smaller decreases in depreciation and maintenance expenses. Other expenses decreased by $59,000, or 27.4%, to $156,000 for the three months ended December 31, 2006, from $215,000 for the three months ended December 31, 2005. The decrease was due to decreases in donations, correspondent bank service charges and loan related expenses. For the six month period, total operating expenses decreased by $348,000, or 4.0%, to $8.2 million for the six months ended December 31, 2006, from $8.6 million for the six months ended December 31, 2005. Compensation, payroll taxes and fringe benefits was fairly stable over the period, but there were changes within the components. Within this caption (for the comparable six month periods), expenses associated with retirement plans decreased $277,000. This decrease was offset by increases in compensation, health insurance expense and directors' fees. Office occupancy and equipment expense decreased by $262,000, or 25.3%, to $774,000 for the six months ended December 31, 2006, from $1.0 million for the six months ended December 31, 2005. This decrease was primarily due to the reasons described above for this caption. Other expenses decreased by $91,000, or 21.7%, to $328,000 for the six months ended December 31, 2006, from $419,000 for the six months ended December 31, 2005. This category was also affected by the factors described above for the three month period comparison.

Balance Sheet Summary
---------------------

Total assets increased $514.1 million, or 49.8%, to $1.55 billion at December 31, 2006, from $1.03 billion at June 30, 2006. The increase largely occurred during the month of December, 2006 due to the receipt of stock subscription orders.

The largest asset increase occurred in fed funds and short term investments. This category had an ending balance at December 31, 2006 of $491.0 million. The proceeds from the stock subscription orders along with the other liquidity of the Company were invested in fed funds and short term investments. There were no such investments at June 30, 2006.

The Company also experienced substantial growth in loans, net. Loans, net increased $45.5 million, or 7.1%, to $688.6 million at December 31, 2006, from $643.1 million at June 30, 2006. The Company continued its emphasis on loan originations, particularly multifamily and commercial real estate loans. Loan originations for the six months ended December 31, 2006 totaled $85.6 million. The Company also continued their trend of redeploying most cash flows from the securities and MBS portfolios into loan originations. There were minimal asset purchases, and the combined securities and MBS portfolios decreased $27.9 million, or 8.8%, over the six month period.

Federal Home Loan Bank of New York ("FHLB-NY") stock increased $2.9 million, or 30.6%, to $12.2 million at December 31, 2006, from $9.4 million at June 30, 2006. Additional purchases of this stock were required due to additional advances obtained from FHLB-NY.

Deposits increased $32.7 million, or 4.7%, to $721.3 million at December 31, 2006, from $688.6 million at June 30, 2006. Up until this point, the Company had experienced a recent trend of deposit erosion. The Company will allow eligible purchases of stock to be made through withdrawals from deposit accounts and believes that a portion of the increase in deposits pertains to the stock subscriptions offering. Though the exact amount of the increase is difficult to quantify, of the $32.7 million increase in deposits that occurred over the six month period, $27.1 million occurred in the month of December. When the stock transaction closes, the Company's deposit balances will decrease to the extent that eligible purchases are funded through withdrawals from deposit accounts.

Borrowings increased $63.8 million, or 37.6%, to $233.6 million at December 31, 2006, from $169.8 million at June 30, 2006. The Company committed to various advances from the FHLB-NY over the period with terms considered to be favorable.

Stock subscription proceeds were $413.0 million at December 31, 2006. All of these proceeds were received in the month of December. The balances in this caption are temporary as the proceeds will either be used to purchase stock in the Company's initial public offering or will be returned to subscribers.

Stockholder's equity increased $4.5 million, or 3.0%, to $154.7 million at December 31, 2006, from $150.1 million at June 30, 2006. This increase is due to net income for the period slightly augmented by an increase in the value of securities classified as available for sale.

About the Company
-----------------

Oritani Financial Corp. is the holding company for Oritani Savings Bank, a savings bank offering a full range of retail and commercial loan and deposit products. The Bank currently operates its main office and 18 full service branches in the New Jersey Counties of Bergen, Hudson and Passaic.

Forward Looking Statements
--------------------------

Certain statements contained herein are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the
Securities  Exchange  Act  of  1934.  Such  forward-looking  statements  may  be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "estimate," "anticipate," "continue," or similar terms or variations on those terms, or the negative of those terms. Forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset-liability management, the financial and securities markets and the availability of and costs associated with sources of liquidity.

The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company wishes to advise readers that the factors listed above could affect the

Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions, which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

                            Oritani Financial Corp.
                 Consolidated Statements of Financial Condition


                 Assets                            December 31,        June 30,
                                                      2006               2006
                                                    (unaudited)
                                                  --------------     -----------
                                                             (in thousands)

Cash on hand and in banks                         $      9,862     $      7,274
Federal funds sold and short term investments          491,023               -
                                                   -------------     -----------
                Cash and cash equivalents              500,885            7,274

Loans, net                                             688,602          643,064
Securities held to maturity, estimated market
 value of $10,312,718 and $13,186,446 at
 December 31, 2006 and June 30, 2006, respectively       10,415           13,415
Securities available for sale, at market value          15,485           10,499
Mortgage-backed securities held to maturity,
 estimated market value of $240,008,579 and
 $262,323,316 at December 31, 2006 and June 30,
 2006, respectively                                     247,578          274,695
Morgage-backed securities available for sale,
 at market value                                        14,687           17,426
Bank Owned Life Insurance (at cash surrender
 value)                                                 24,863           24,381
Federal Home Loan Bank of New York stock, at cost       12,236            9,367
Accrued interest recievable                              4,241            3,910
Investments in real estate joint ventures, net           6,276            6,233
Real estate held for investment                          2,329            2,223
Office properties and equipment                         10,089           10,171
Other assets                                             7,794            8,763
                                                   -------------     -----------
                                                  $  1,545,480     $  1,031,421
                                                   =============     ===========
                 Liabilities
Deposits                                          $    721,304     $    688,646
Borrowings                                             233,576          169,780
Advance payments by borrowers for taxes
 and insurance                                           5,492            5,107
Accrued taxes payable                                      139              439
Official checks outstanding                              2,369            4,248
Stock subscription proceeds                            412,991              -
Other liabilities                                       14,940           13,065
                                                   -------------     -----------
        Total liabilities                            1,390,811          881,285
                                                   -------------     -----------

              Stockholder's Equity
Preferred stock, $0.01 par value; 10,000,000
 shares authorized-none issued or outstanding              -                -
Common stock, $0.01 par value; 80,000,000
 shares authorized-1,000 issued or outstanding             -                -
Retained income                                        154,714          150,266
Accumulated other comprehensive loss, net of tax           (45)            (130)
                                                   -------------     -----------
        Total stockholder's equity                      154,669          150,136
                                                   -------------     -----------

                                                  $  1,545,480     $  1,031,421
                                                   =============     ===========


                            Oritani Financial Corp.
                       Consolidated Statements of Income
                                  (unaudited)

                                    Three months ended        Six months ended
                                       December 31               December 31
                                  ----------------------    --------------------
                                    2006         2005          2006       2005
                                  ---------    ---------    ---------   --------
Interest income:                                   (in thousands)

 Interest on mortgage loans      $   10,735   $   8,764    $   20,958  $  16,687
 Interest on securities held
   to maturity                         281         277           520        549
 Interest on securities
   available for sale                  149         242           293        823
 Interest on morgage-backed
   securities held to maturity       2,421       3,027         4,972      6,304
 Interest on morgage-backed
   securities available for sale       192         247           395        509
 Interest on federal funds sold
   and short term investments        1,682          33         1,948         57
                                  ---------    ---------    ---------   --------
        Total interest income       15,460      12,590        29,086     24,929
                                  ---------    ---------    ---------   --------

Interest expense:
 Deposits and stock subscription
   proceeds                          6,006       3,957        11,228      7,573
 Borrowings                          2,437       1,762         4,442      3,603
                                  ---------    ---------    ---------   --------
        Total interest expense       8,443       5,719        15,670     11,176
                                  ---------    ---------    ---------   --------
        Net interest income
         before provision for
         loan losses                 7,017       6,871        13,416     13,753

Provision for loan losses              275         500           425         800
                                  ---------    ---------    ---------   --------
        Net interest income          6,742       6,371        12,991      12,953
                                  ---------    ---------    ---------   --------
Other income:
 Service charges                       275         281           533        519
 Real estate operations, net           226         241           533        492
 Income from investments in real
  estate joint ventures                274         266           601        574
 Bank-owned life insurance             245         219           483        407
 Net loss on the sale of
  securities                            -         (321)           -        (321)
 Other income                           53          62           104         89
                                  ---------    ---------    ---------   --------
        Total other income           1,073         748         2,254      1,760
                                  ---------    ---------    ---------   --------

Operating expenses:
 Compensation, payroll taxes
   and fringe benefits               2,732       3,492         5,791      5,744
 Advertising                           126         172           250        297
 Office occupancy and equipment
   expense                             395         536           774      1,036
 Data processing service fees          252         289           512        550
 Federal insurance premiums             23          24            45         47
 Telephone, Stationary, Postage
   and supplies                        101         110           185        204
 Insurance, Legal, Audit and
   Accounting                          211         147           364        300
 Other expenses                        156         215           328        419
                                  ---------    ---------    ---------   --------
        Total operating expenses     3,996       4,985         8,249      8,597
                                  ---------    ---------    ---------   --------
        Income before income tax
         expenses                    3,819       2,134         6,996      6,116
Income tax expense                   1,363         817         2,548      2,222
                                  ---------    ---------    ---------   --------
        Net income              $    2,456   $   1,317    $    4,448  $   3,894
                                  =========    =========     ========   ========

                                      * * *
                                      (End)